SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                  ______________________________


                             Form 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934




                         November 14, 1996
                          Date of Report
                 (Date of earliest event reported)




            SHURGARD STORAGE CENTERS, INC.
(Exact name of registrant as specified in its charter)

     Delaware            0-23466            91-1080141
 (State or other       (Commission        (IRS Employer
 jurisdiction of        File No.)         Identification
  incorporation)                               No.)

            1201 Third Avenue, Suite 2200
              Seattle, Washington  98101
(Address of principal executive offices, including zip code)

                    (206) 624-8100
 (Registrant's telephone number, including area code)

Item 5.     Other Events

a. Completion of Acquisition of IDS/Shurgard Income Growth Partners L.P. ("IDS1"), IDS/Shurgard Income Growth Partners L.P. II ("IDS2") and IDS/Shurgard Income Growth Partners L.P. III ("IDS3" and, together with IDS1 and IDS2, the "Partnerships")

     On November 14, 1996, Shurgard Storage Centers, Inc., a Delaware corporation (the "Company") completed the acquisition of the Partnerships through the merger of each of the Partnerships into the Company pursuant to an Acquisition Agreement between each of the Partnerships and the Company dated as of July 1, 1996 (the "Acquisition Agreement"). The mergers were approved by the holders of units of limited partnership interests ("Units") of each of the Partnerships at meetings of Unitholders held on November 13, 1996.

     Pursuant to the Acquisition Agreement, the Company will issue approximately 2,520,500 shares of its Class A Common Stock (the "Common Stock") in the mergers. Based on the value of the Common Stock as defined in the Acquisition Agreement, $25.90 per share, the shares issued in the mergers have a value of approximately $65.2 million. The Company will pay cash in lieu of issuing any fractional shares of Common Stock.

b.  Announcement of Third Quarter Results of Operations for the Partnerships

     The following are the results of operations of each of the Partnerships for the quarter ended September 30, 1996.

             IDS/Shurgard Income Growth Partners L.P.

                        Three months ended        Nine months ended
                           September 30,            September 30,
                     ------------------------ ------------------------
                         1996         1995        1996         1995
                     -----------  ----------- -----------  -----------
Revenues             $ 1,754,634  $ 1,713,233 $ 5,051,961  $ 4,906,235
                     ===========  =========== ===========  ===========
Net operating        $ 1,271,278  $ 1,215,539 $ 3,539,974  $ 3,381,453
income (1)           ===========  =========== ===========  ===========

Net Income           $   580,855  $   717,262 $ 1,448,067  $ 1,859,690
Transaction costs        195,027                  620,400
Depreciation/            229,101      243,720     699,122      758,540
   amortization (2)
                     -----------  ----------- -----------  -----------
Funds from           $ 1,004,983  $   960,982 $ 2,767,589  $ 2,618,230
operations (3)       ===========  =========== ===========  ===========

            IDS/Shurgard Income Growth Partners L.P. II

                        Three months ended       Nine months ended
                           September 30,           September 30,
                     -----------  ----------- -----------  -----------
                         1996         1995        1996         1995
                     -----------  ----------- -----------  -----------
Revenues             $ 1,249,561  $ 1,135,734 $ 3,514,377  $ 3,204,166
                     ===========  =========== ===========  ===========
Net operating          $ 900,017    $ 817,848 $ 2,475,778  $ 2,236,263
income (1)           ===========  =========== ===========  ===========

Net Income           $   329,806  $   412,507 $   797,269  $ 1,030,374
Transaction costs        184,818                  470,000
Depreciation/            223,571      234,617     682,282      679,964
  amortization (2)
                     -----------  ----------- -----------  -----------
Funds from           $   738,195  $   647,124 $ 1,949,551  $ 1,710,338
operations (3)       ===========  =========== ===========  ===========



           IDS/Shurgard Income Growth Partners L.P. III

                        Three months ended      Nine months ended
                           September 30,           September 30,
                     ------------------------ ------------------------
                         1996         1995        1996         1995
                     -----------  ----------- -----------  -----------
Revenues             $ 1,947,250  $ 1,894,821 $ 5,634,726  $ 5,418,329
                     ===========  =========== ===========  ===========
Net Operating        $ 1,363,427  $ 1,320,028 $ 3,844,152  $ 3,702,785
Income (1)           ===========  =========== ===========  ===========

Net Income           $   427,738  $   559,691 $ 1,071,346  $ 1,381,314
Transaction costs        274,655                  695,600
Depreciation/            295,076      350,370     937,719    1,122,008
  amortization (2)
                     -----------  ----------- -----------  -----------
Funds from           $   997,469  $   910,061 $ 2,704,665  $ 2,503,322
operations (3)       ===========  =========== ===========  ===========
_____________________________

(1) Includes all direct property expenses. Does not include property management fees previously charged by Shurgard Incorporated, who managed the Company's properties prior to its merger with the Company, nor does it include any allocation of joint expenses incurred by the Company such as off-site management personnel.
(2)  Excludes amortization of financing costs.
(3) Funds from operations ("FFO"), as promulgated by the National Association of Real Estate Investment Trusts ("NAREIT") in its March 1995 White Paper on FFO, is defined as net income (calculated in accordance with GAAP) excluding gains or losses from debt restructuring and sales of real estate, plus depreciation of rental real estate and amortization of intangible assets exclusive of deferred financing costs. Contributions to FFO from unconsolidated entities in which the reporting entity holds an active interest are to be reflected in FFO on the same basis. The Company believes FFO is meaningful disclosure as a supplement to net income because net income implicitly assumes that the value of assets diminish predictably over time while the Company believes that real estate values have historically risen or fallen with market conditions. FFO is not a substitute for net cash provided by operating activities or net income computed in accordance with GAAP, nor should it be considered an alternative indication of the Company's operating performance or liquidity. In addition, FFO is not comparable to "funds from operations" reported by other REITs that do not define funds from operations in accordance with NAREIT's definition.

                             SIGNATURE

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            SHURGARD STORAGE CENTERS, INC.


Dated:  November 14, 1996
                            By  /s/ Kristin H. Stred
                                Kristin H. Stred, Secretary and
                                General Counsel